UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2011

VICAL INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-21088	93-0948554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California		92121-4340
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Vical Incorporated (the “Company”) held on May 26, 2011, as well as the final voting results.

•

The Company’s stockholders elected each of the two directors proposed by the Company for re-election as Class I Directors to serve until the Company’s 2014 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Robert C. Merton	28,807,096	6,140,248	27,119,936
Vijay B. Samant	33,840,288	1,107,056	27,119,936

•

The Company’s stockholders in an advisory vote approved the compensation of the Company’s named executive officers. The tabulation of votes on this matter was as follows: shares voted for: 30,459,237; shares voted against: 4,288,564; shares abstaining: 199,543; and broker non-votes: 27,119,936.

•

The Company’s stockholders in an advisory vote on the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers preferred one year. The tabulation of votes on this matter was as follows: shares voted for three years: 16,203,467; shares voted for two years: 281,424; shares voting for one year: 18,299,003; and shares abstaining: 163,450. Based on the result of this advisory vote, the Company’s board of directors has determined to hold an advisory vote on the compensation of the Company’s named executive officers once every year.

•

The Company’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011. The tabulation of votes on this matter was as follows: shares voted for: 60,950,666; shares voted against: 1,000,866; and shares abstaining: 115,748. There were no broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: May 31, 2011	By:	/s/ JILL M. BROADFOOT
Jill M. Broadfoot
Senior Vice President, Chief Financial Officer
and Secretary